UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2009

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2009, CKX, Inc. (the "Company") entered into two agreements with Ryan Seacrest, the host of American Idol, and certain of his affiliates to (i) ensure Mr. Seacrest’s services for future seasons of American Idol and acquire Mr. Seacrest’s prime time television network exclusivity for future potential projects during the term of the agreement, and (ii) obtain the right to use Mr. Seacrest’s personal goodwill, merchandising rights, rights to his name, voice and image, and rights of publicity and promotion related to American Idol.

Service Agreement and Network Exclusivity

The terms of the service agreement provide as follows:

• Mr. Seacrest will receive guaranteed payments in the aggregate of $30 million for his services as host of American Idol seasons 9, 10 and 11 (years 2010, 2011 and 2012). $7.5 million of the guaranteed amount was paid by the Company to Mr. Seacrest upon the signing of the services agreement, and the remainder of the guaranteed amount will be paid in monthly installments during the term. Mr. Seacrest has historically been paid by Fox Broadcasting and Fremantle Media Limited for his services as host of American Idol. The Company and Mr. Seacrest will continue to negotiate with Fox and Fremantle with respect to payments for his services as host for the three years during the term and the guaranteed amount paid by the Company will be reduced by the amounts that Fox and Fremantle ultimately agree to pay with respect to securing Mr. Seacrest’s services as host. While the Company and Mr. Seacrest intend to negotiate with Fox and Fremantle regarding the payment for his services as host during the term, there can be no guarantee that either Fox or Fremantle will agree to make any such payments. To the extent that neither Fox, Fremantle nor any third party agrees to pay in respect of Mr. Seacrest’s services as host, the guaranteed amount owed by the Company for the year or years in question will not be reduced and will be fully payable by the Company to Mr. Seacrest. In the event that Fox, Fremantle or another third party make payments for a season in excess of the amount of the guarantee for such season, the Company shall be entitled to retain the excess amount until such time as the amount paid exceeds 150% of the guaranteed amount.

• While Mr. Seacrest has agreed to serve as host for three more years of American Idol, the Company and Mr. Seacrest can mutually agree that Mr. Seacrest will not serve as host for one or more of the seasons in question. Even if Mr. Seacrest does not serve as host, whether because of a mutual decision with CKX or because American Idol is not picked up for one of the seasons during the term, Mr. Seacrest will be paid the guaranteed amount for each of the years under the agreement. As previously disclosed, Fox has committed to pick up American Idol 9 in the spring of 2010 and has further committed to pick up American Idol 10 in the spring of 2011 provided that American Idol 9 surpasses certain ratings thresholds. Based on the ratings for American Idol 8 and prior seasons, it is currently expected that American Idol 10 will be automatically picked up. There is not yet a commitment from Fox with respect to American Idol 11, which is the last season covered by the agreement with Mr. Seacrest.

• In addition to the agreement with respect to hosting American Idol, the Company has obtained the exclusive rights to Mr. Seacrest’s performance and participation in primetime network television during the three year term, so that if the Company and Mr. Seacrest mutually agree for Mr. Seacrest not to host one of the aforementioned seasons of American Idol, the Company and Mr. Seacrest will endeavor in good faith to jointly develop and co-own an alternate show or other project featuring Mr. Seacrest. In the event that the Company and Mr. Seacrest undertake a new show or project in lieu of Mr. Seacrest’s appearance on American Idol, the amount of the guarantee for the year(s) in question will be reduced by the amounts received by Mr. Seacrest for performing on such new show. During the term, Mr. Seacrest is not permitted to appear on any prime time network show unless the Company is an economic participant in such show or otherwise with the consent of the Company.

Sale and Purchase of Good Will

Under the terms of the Sale and Purchase of Good Will Agreement, the Company purchased Mr. Seacrest’s personal goodwill, merchandising rights, rights to use Mr. Seacrest’s name, voice and image and his trademarks, and rights of publicity and promotion, all as they relate to American Idol, for total consideration of $15 million, which was paid upon execution of the Goodwill Agreement on July 7, 2009.
This acquisition gives the Company the right to use the acquired intellectual property assets in connection with merchandising and promotion for its American Idol business, including with respect to the television show, touring and music sales. In addition, as owner, the Company will represent the acquired rights in all negotiations with third parties, including Fox and/or Fremantle as it relates to the use of such rights in connection with American Idol-based promotion and merchandising.

The Company’s rights to utilize the acquired assets is exclusive provided that the acquired assets may not be used in any manner which would reasonably be determined to be derogatory to Mr. Seacrest or to damage Mr. Seacrest’s "celebrity." Mr. Seacrest has customary "reasonable" approval rights over the likeness and photograph(s) to be used by the Company connection with the exploitation of these rights and, further, all promotional and publicity services shall be subject to Mr. Seacrest’s availability and reasonable prior approval.

The foregoing summaries of the Services Agreement and the Goodwill Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Services Agreement and the Goodwill Agreement, respectively, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Letter Agreement, dated July 7, 2009, by and between CKX,Inc. and Ryan Seacrest Enterprises, Inc.

10.2 Letter Agreement, dated July 7, 2009, by and between CKX, Inc. and The Ryan Seacrest Revocable Trust UDT dated June 13, 2003

99.1 Press Release, dated July 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

July 13, 2009	By:	Jason K. Horowitz

Name: Jason K. Horowitz
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated July 7, 2009, by and between CKX, Inc. and Ryan Seacrest Enterprises, Inc.
10.2	Letter Agreement, dated July 7, 2009, by and between CKX, Inc. and The Ryan Seacrest Revocable Trust UDT dated June 13, 2003
99.1	Press Release, dated July 13, 2009